Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:
David J. Fallon
Vice President - Chief Financial Officer
Franklin, Tennessee
615-771-3100

FOR IMMEDIATE RELEASE
MONDAY, DECEMBER 16, 2013

CLARCOR COMPLETES ACQUISITION OF
AIR FILTRATION BUSINESS FROM GE POWER & WATER

Franklin TN - December 16, 2013 - CLARCOR Inc. (NYSE: CLC) today announced that it has completed its previously announced acquisition of the Air Filtration business of General Electric Company’s Power & Water division, a leading supplier of air filtration systems and filters used in gas turbine applications, as well as industrial air filtration products and membranes. The acquired business will maintain and promote the well-known BHA and Altair names and operate as CLARCOR Industrial Air. The acquisition is expected to be accretive to CLARCOR’s 2014 earnings, and the business’ results will be included as part of CLARCOR’s Industrial/Environmental Filtration segment.

CLARCOR is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in domestic and international markets. Common shares of the Company are traded on the New York Stock Exchange under the symbol CLC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These forward-looking statements may include, among other things: statements and assumptions relating to the consummation of the proposed acquisition; the historical results of operations of the business to be acquired; statements regarding anticipated order patterns from customers, including GE, or the anticipated economic conditions of the industries and markets that we serve; statements relating to the anticipated effects on results of operations or financial condition from recent and expected developments or events; statements relating to the Company’s business and growth strategies; and any other statements or assumptions that are not historical facts. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements, or industry results, to differ materially from the Company’s expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These risks include the failure to complete the acquisition and the failure to realize the economic and strategic benefits of the transaction. In addition, the Company’s past results of operations do not necessarily indicate its future results. The Company’s future results may differ materially from the Company’s past results as a result of various risks and uncertainties, including the risk factors discussed in the “Risk Factors” section of the Company’s 2012 Form 10-K and other risk factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements or the risk factors described in this press release, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

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